SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549




                                FORM 8-K


                             CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported: December 23, 1994


                         PERRY DRUG STORES, INC.
         (Exact name of registrant as specified in its charter)


        Michigan                   1-7941             38-0947300
(State or other jurisdiction   (Commission File     (IRS Employer
     of incorporation or            Number)        Identification No.)
       organization



        5400 Perry Drive, P.O. Box 436021, Pontiac, MI 48343-6021
                (Address of principal executive offices)


   Registrant's telephone number, including area code: (810) 334-1300



                                 N/A
      (Former Name or Former Address, if Changed Since Last Report)



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                         PERRY DRUG STORES, INC.
                       CURRENT REPORT ON FORM 8-K


Item 5.  OTHER EVENTS.

       On December 23, 1994, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rite Aid Corporation ("Rite Aid") and its wholly-owned subsidiary, Lake Acquisition Corporation ("Purchaser"), which provides for the merger of the Purchaser with and into the Registrant and the conversion of all of the outstanding shares of common stock of the Registrant, par value $0.05 per share, together with associated preferred stock purchase rights (together, the "Shares"), into the right to receive cash in the amount of $11.00 per share. The Merger Agreement also provides for the Purchaser to commence a tender offer (the "Offer") for any and all Shares at a price of $11.00 per share, net to the seller. The Offer was commenced on December 29, 1994, and is scheduled to expire at midnight on Friday, January 27, 1995, unless extended by the Purchaser. The Offer is subject to the satisfaction of the condition that there will be validly tendered prior to the expiration date and not withdrawn a number of Shares which, together with the Shares owned by the Purchaser or Rite Aid, represents at least a majority of the Shares outstanding on a fully diluted basis (excluding shares of common stock of the Registrant issuable upon conversion of outstanding subordinated debentures), and to certain other conditions. A copy of the Merger Agreement is filed as
Exhibit 2 to this Current Report. In addition, on December 23, 1994, Mr. Jack A. Robinson and his wife entered into separate agreements with Rite Aid and the Purchaser (the "Shareholders Agreements") pursuant to which, among other things, they each agreed to tender in the Offer all of the 1,115,284 Shares of which they are collectively the beneficial owners.

       On December 23, 1994, the Board of Directors of the Registrant approved an amendment to the Registrant's Rights Agreement, dated as of February 4, 1987, as amended, between the Registrant and State Street Bank & Trust Company, as successor Rights Agent, as necessary to prevent the Merger Agreement or the Shareholders Agreements or the announcement or consummation of any of the transactions contemplated thereby, including the Offer and the Merger, from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date or being deemed a Triggering Event, and to provide that neither Rite Aid nor the Purchaser will be deemed to be an Acquiring Person by reason of the transactions expressly provided for in the Merger Agreement or the Shareholders Agreements. A copy of the amendment to the Rights Agreement is filed as Exhibit 4 to this Current Report. On December 23, 1994, the Board of Directors of the Registrant also amended Section 2.11 of the Registrant's Bylaws to provide that the Michigan "Control Share Act," Chapter 7B of the Michigan Business Corporation Act, shall not apply to any "control share acquisition" of the Company's Common Stock, including (but not limited to) the Offer and the Merger. A copy of the Registrant's Restated and Amended Bylaws is filed as Exhibit 3.2 hereto.


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

       (a)  Financial Statements of Businesses Acquired.   NONE.

       (b)  Pro Forma Financial Information.  NOT APPLICABLE.

       (c)  Exhibits:

            Ex. No.   Description

            2 Agreement and Plan of Merger, dated as of December 23, 1994, by and among Registrant, Rite Aid Corporation and Lake Acquisition Corporation (previously filed as
                 Exhibit 1 to the Registrant's Schedule 14D-9 filed with the Commission on December 29, 1994 and incorporated herein by reference).

            3.2 Restated and Amended Bylaws, as amended through December 239, 1994 (filed herewith).

            4 Amendment to Rights Agreement, dated as of December 23, 1994, between Registrant and State Street Bank & Trust Co., as Successor Rights Agent (filed herewith).


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PERRY DRUG STORES, INC.
                                  (Registrant)


Dated:  January 6, 1995        /S/ JERRY E. STONE
                               Jerry E. Stone
                               Senior Vice President and Treasurer
                               (Principal Financial and Duly
                                Authorized Officer)

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                              EXHIBIT INDEX


       Ex. No.      Description                                     Page

            2 Agreement and Plan of Merger, dated as of December 23, 1994, by and among Registrant, Rite Aid Corporation and Lake Acquisition Corporation (previously filed as
                 Exhibit 1 to the Registrant's Schedule 14D-9 filed
                 with the Commission on December 29, 1994  and
                 incorporated herein by reference).                  ---

            3.2 Restated and Amended Bylaws, as amended through December 23, 1994 (filed herewith).

            4 Amendment to Rights Agreement, dated as of December 23, 1994, between Registrant and
                 State Street Bank & Trust Company, as
                 Successor Rights Agent (filed herewith).